UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2006

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Amended and Restated Employment Agreement with the Chief Executive Officer

Mack I. Whittle, Jr. serves as Chairman and Chief Executive Officer of The South Financial Group, Inc. (“TSFG” or the “Company”).

Prior to September 3, 2006, the employment relationship between the Company and Mr. Whittle was governed by a Noncompetition, Severance and Employment Agreement dated October 13, 2000 (the “Prior Agreement”). On September 3, 2006, Mr. Whittle and the TSFG Board of Directors entered into an Amended and Restated Employment Agreement (the “New Agreement”), which replaced the Prior Agreement. The Board believed that amending the terms of Mr. Whittle’s employment relationship with the Company was necessary in order to align more closely the interests of Mr. Whittle with those of the Company’s shareholders. To do this, the Board awarded Mr. Whittle the restricted stock units referenced below to be vested over a seven year period in exchange for the cancellation of the provision in his Prior Agreement which provided him ten times his annual compensation and ten years of benefits continuation upon a qualifying termination of employment following a change in control. The Board believes that these restricted stock units will encourage Mr. Whittle to focus the Company's efforts on those initiatives that will most likely increase TSFG's common stock price over the coming years.

Certain material terms of the New Agreement are described below. Any terms not referenced are substantially unchanged from the Prior Agreement:

Term:     September 3, 2006 until Mr. Whittle’s 65th birthday (which occurs in 2013). This is the same as in the Prior Agreement.

Position: TSFG agrees to appoint Mr. Whittle to the positions of CEO and Chairman.

Base Salary: The New Agreement provides for a minimum base salary of $835,000 and revokes Mr. Whittle’s right to 5% automatic annual increase in salary.

Annual Bonus/Long-Term Incentive Participation: Same as Prior Agreement

Termination Provisions (not related to a change in control): Three times compensation and benefits, substantially the same as Prior Agreement.

Termination following Change in Control: The New Agreement revokes right to ten times base and bonus payment, certain other payments, and associated excise tax gross up, all as set forth in the Prior Agreement.

280G Excise Tax Gross-Up: The New Agreement expands the gross-up provision to include coverage for all payments related to a Change in Control transaction.

Non-Competition Provision: The non-competition period is one year following termination of employment, except in cases where termination occurs in a Change in Control, in which case it is two years.

SERP: The existing SERP agreement continues in place.

Grant of Restricted Stock Units to Chief Executive Officer

The New Agreement provides that TSFG shall issue to Mr. Whittle of 400,000 restricted stock units (RSUs) as of September 3, 2006. The RSUs were issued under the Company’s 2004 Long-Term Incentive Plan. These RSUs will vest in seven equal annual installments commencing on September 3, 2007, but will vest immediately on a termination without cause, a termination by Mr. Whittle for “good reason”, upon Mr.

Whittle’s death or “disability” or upon a “change in control”. Dividend equivalents will accrue on the RSUs from the date of grant, except that these dividend equivalents will be converted into additional restricted stock units, which shall vest on the same basis as the underlying RSUs. The initial 400,000 RSUs and any additional restricted stock units accrued as dividend equivalents shall, to the extent vested, be paid in the form of TSFG common stock on January 31 of the year following the year of Mr. Whittle’s termination of employment with the Company.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Amended and Restated Employment Agreement dated September 3, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The South Financial Group, Inc.

September 5, 2006	By:	/s/ William P. Crawford, Jr.

William P. Crawford, Jr.

Executive Vice President and General Counsel

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